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Exhibit 11
Capstone Capital Corporation
Computation of Net Income Per Common Share



                                                                                                                   From
                                                                                                               June 30, 1994
                                                                    Year Ended          Year Ended             Inception) to
                                                                    December 31,         December 31,           December 31,
                                                                       1996                 1995                    1994
                                                                    -----------         -----------            -------------
PRIMARY:
        Weighted average shares outstanding                         11,086,086           6,271,242               5,980,000
        Net income                                                $ 18,913,689         $ 9,708,391              $4,762,734
        Net income per common share                               $       1.71         $      1.55              $     0.80

FULLY DILUTED:
        Weighted average shares outstanding                         11,086,086           6,271,242               5,980,000
        Net effect of assumed conversion of convertible debt         2,073,127           2,325,421                       -
                                                                  ------------         -----------              ----------
        Total weighted average shares and common stock
          equivalents outstanding                                   13,159,213           8,596,663               5,980,000
                                                                  ============         ===========              ==========
        Net income                                                $ 18,913,689         $ 9,708,391              $4,762,734
        Convertiblle debt interest expense                           3,219,427           3,867,364                       -
                                                                  ------------         -----------              ----------
        Adjusted Net Income                                       $ 22,133,116         $13,575,755              $4,762,734
                                                                  ============         ===========              ==========
        Net income per common share                               $       1.68         $      1.58              $     0.80
                                                                  ============         ===========              ==========
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